Exhibit 5.1

TroyGould pc 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Tel (310) 553-4441 | Fax (310) 201-4746 www.troygould.com
TroyGould PC · (310) 789-1290 · dficksman@troygould.com	File No. 02392-0002

October 7, 2021

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”), filed by Bone Biologics Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus for the proposed offering (the “Offering”) of (A) 950,000 units (each a “Unit and collectively, the “Units”), each Unit consisting of one share of common stock of the Company, par value $0.001 per share, (“Common Stock”)and one warrant (each a “Warrant’) to purchase a share of Common Stock and up to 142,500 shares of Common Stock and/or 142,500 Warrants subject to the underwriters’ option to purchase additional securities and (B) underwriters’ warrants to purchase up to 57,000 shares of Common Stock (and the shares of Common Stock that are issuable from time to time upon exercise of the underwriters’ warrants) (the “Underwriters’ Warrants”). The Units, the shares of Common Stock, the Warrants and Underwriters’ Warrants are referred to herein collectively as the “Securities.” The Registration Statement also covers shares of Common Stock issuable from time to time upon the exercise of the Warrants (the “Warrant Shares’). This Registration Statement also includes a prospectus for the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,004,310 shares of Common Stock (the “Resale Common Stock”).

We are acting as counsel for the Company in connection with the Registration Statement. We have examined the Registration Statement, including the exhibits filed therewith, and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. We have also assumed that the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the related prospectus.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Bone Biologics Corporation October 7, 2021 Page 2

Based upon and subject to the foregoing, we are of the opinion that:

I. The Securities have been duly authorized for issuance by all necessary corporate action by the Company;

II. The shares of Common Stock and Units, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;

III. When the Warrants have been exercised and paid for, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable

IV. The Units and the Warrants are binding obligations of the Company:;

V. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the underwriters, such Underwriters’ Warrants, when issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company;

VI. The shares of Common Stock issuable pursuant to the Underwriters’ Warrants, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Underwriters’ Warrants, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

VII. The shares of the Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued, and are fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully Submitted,

TroyGould PC